Exhibit 99.1

February 27, 2013

BroadSoft Reports Fourth Quarter and Full Year 2012 Financial Results

GAITHERSBURG, MD, February 27, 2013 – BroadSoft, Inc. (NASDAQ:BSFT), the leading global provider of Internet protocol-based, or IP-based, communications services to the telecommunications industry, today announced financial results for the fourth quarter and twelve-month period ended December 31, 2012.

Financial Highlights for the Fourth Quarter of 2012

•	Total revenue increased 13% year-over-year to $45.8 million

•	GAAP gross profit equaled 82% of total revenue; non-GAAP gross profit equaled 85% of total revenue

•	GAAP income from operations totaled $8.4 million or 18% of revenue; non-GAAP income from operations totaled $14.0 million or 31% of revenue

•	GAAP diluted EPS equaled $0.17 per common share; non-GAAP diluted EPS equaled $0.47 per common share

Results for the three months ended December 31, 2012

Total revenue rose to $45.8 million in the fourth quarter of 2012, an increase of 13% compared to $40.6 million in the fourth quarter of 2011.

Net income for the fourth quarter of 2012 was $4.9 million, or $0.17 per diluted common share, compared to net income of $5.5 million, or $0.19 per diluted common share in the fourth quarter of 2011.

On a non-GAAP basis, net income in the fourth quarter of 2012 was $13.4 million, or $0.47 per diluted common share, compared to non-GAAP net income of $10.8 million, or $0.38 per diluted common share, in the fourth quarter of 2011. A reconciliation of non-GAAP and GAAP results is included in the financial tables below.

Results for the twelve months ended December 31, 2012

For the full year, total revenue was $164.8 million, an increase of 19% compared to $138.1 million in 2011.

Net income for the full year of 2012 was $12.1 million, or $0.43 per diluted common share, compared to net income of $32.3 million, or $1.15 per diluted common share, in 2011. GAAP results for 2011 included an income tax benefit of $8.9 million, or $0.32 per diluted common share, resulting from the release of a tax valuation allowance relating to net deferred tax assets.

On a non-GAAP basis, net income for the full year of 2012 was $40.9 million or $1.44 per diluted common share, compared to non-GAAP net income of $34.5 million, or $1.23 per diluted common share, in 2011.

Management Commentary

“We executed well against our 2012 strategic plan, including our introduction of UC-One, the only Unified Communications platform designed for telecommunications service providers,” said Michael Tessler, president and chief executive officer, BroadSoft. “In 2013, we will continue to focus on developing innovative mobile services to address the growing multi-device communication trend and provide users the freedom to communicate from anywhere. We will also closely collaborate with our customers to design successful go-to-market strategies to drive the rapid adoption of their hosted Unified Communications solutions beyond voice services.”

“For 2012, we grew revenues by 19% and billings by an even stronger 24%,” said Jim Tholen, chief financial officer, BroadSoft. “We were pleased that we delivered non-GAAP operating margins of 26% for the year and cash flow from operations of over $30 million. As we head into 2013, we remain excited by the opportunities to further drive adoption of BroadSoft-enabled solutions.”

Guidance

For the first quarter of 2013, BroadSoft anticipates revenue of $37 to $40 million. The Company also expects to achieve earnings on a non-GAAP basis of $0.02 to $0.12 per diluted common share.

For the full year 2013, BroadSoft expects revenue of $181 to $189 million. This range assumes that we do not recognize any material contribution from amounts currently held in our long-term deferred revenue balance. The Company anticipates full year 2013 earnings on a non-GAAP basis of $1.10 to $1.35 per diluted common share.

“Regarding our revenue guidance for 2013, we expect to see continued strong growth in our enterprise Unified Communications software and cloud offerings. We anticipate that this strong growth will be partially offset by lower consumer applications revenue prior to service providers ramping up their voice over LTE investment as well as a decline in our professional services revenue given timing issues related to professional services revenue recognized in 2011 and 2012 from prior periods,” commented Tholen.

Conference Call

BroadSoft will discuss its fourth quarter and full year 2012 results and its business outlook today via teleconference at 5:00 p.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or 1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.

For those unable to participate in the live call, a recording will be available shortly after the conclusion of the call at http://investors.broadsoft.com/events.cfm and will remain available until immediately prior to our next earnings call.

BroadSoft has provided in this release, and will provide on this afternoon’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this afternoon’s teleconference to the most directly comparable GAAP financial measures is set forth below.

Non-GAAP financial measures:

Non-GAAP net income and net income per share. BroadSoft defines non-GAAP net income as net income plus stock-based compensation expense, amortization expense for acquired intangible assets, non-cash interest expense on the Company’s convertible notes, and non-cash tax expense included in the GAAP tax provision. BroadSoft defines non-GAAP income per share as non-GAAP net income divided by the weighted average shares outstanding. BroadSoft considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods.

Non-GAAP gross profit, license gross profit, subscription and maintenance support gross profit, and professional services and other gross profit. BroadSoft defines non-GAAP gross profit as gross profit plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP gross profit to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s sales margins over multiple periods. Where BroadSoft provides further breakdown of non-GAAP gross profit between license, subscription and maintenance support and professional services and other, the Company adds back the stock-based compensation expense and amortization expense, as applicable, to the related gross profit.

Non-GAAP license cost of revenue, subscription and maintenance support cost of revenue, and professional services and other cost of revenue. BroadSoft defines non-GAAP cost of revenue less stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP cost of revenue to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so management and its investors can compare BroadSoft’s cost of revenue over multiple periods. Where BroadSoft provides further breakdown of non-GAAP cost of revenue between license, subscription and maintenance support and professional services and other, the Company subtracts the stock-based compensation expense and amortization expense, as applicable, to the related cost of revenue.

Non-GAAP income from operations. BroadSoft defines non-GAAP income from operations as income from operations plus stock-based compensation expense and amortization expense for acquired intangible assets. BroadSoft considers non-GAAP income from operations to be a useful metric for management and investors because it excludes the effect of certain non-cash expenses so management and investors can compare BroadSoft’s core business operating results over multiple periods. Where BroadSoft provides further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, the Company deducts stock-based compensation expense included in the applicable expense item.

Billings. BroadSoft defines billings as revenue plus the net change in our deferred revenue balance for a particular period. BroadSoft believes that billings is a key measure of our business activity.

With respect to our expectations under “Guidance” above, reconciliation of non-GAAP earnings per share guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of non-cash income taxes, which are extremely difficult to project as a result of our tax status in a number of foreign jurisdictions, and stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

The presentation of non-GAAP net income, non-GAAP net income per share, non-GAAP gross margin, non-GAAP income from operations, billings and other non-GAAP financial measures in this release and on this afternoon’s teleconference is not meant to be a substitute for “net income,” “net income per share,” “gross margin,” “income from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. BroadSoft’s definition of “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income,” “non-GAAP net income per share,” “non-GAAP gross margin,” “non-GAAP income from operations,” “billings” and such other non-GAAP measures by excluding these expenses and gains.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “enable,” “expect,” “will,” “believe,” “continue” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance.” The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks® and on its service provider customers to sell services using its applications; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; claims that the Company infringes the intellectual property rights of others; the Company’s ability to integrate and achieve the expected benefits from its recent acquisitions, including Adaption Technologies; and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” sections of the Company’s Form 10-K for the year ended December 31, 2012 filed with the SEC on February 27, 2013, and in the Company’s other filings with the SEC. All information in this release is as of February 27, 2013. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.

About BroadSoft

BroadSoft is the leading provider of software and services that enable mobile, fixed-line and cable service providers to offer Unified Communications over their Internet Protocol networks. The Company’s core communications platform enables the delivery of a range of enterprise and consumer calling, messaging and collaboration communication services, including private branch exchanges, video calling, text messaging and converged mobile and fixed-line services.

Financial Statements

The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and the year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Annual Report on Form 10-K for the year ended December 31, 2012, including all financial statements contained therein and the footnotes thereto, as filed with the SEC on February 27, 2013. Once filed with the SEC, the Form 10-K may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.

Contact Information

For further information contact:

Investor Relations:

John Kiang, CFA

+1-240-720-0625

jkiang@broadsoft.com

Industry Analyst / Media Relations:

Brian Lustig

+1-301-775-6203

brian@lustigcommunications.com

BSFT-F

BroadSoft, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2012	December 31, 2011
	(In thousands, except share and per share data)
Assets:
Current assets:
Cash and cash equivalents	$90,545	$94,072
Short-term investments	73,075	92,749
Accounts receivable, net of allowance for doubtful accounts of $139 and $54 at December 31, 2012 and December 31, 2011, respectively	48,980	47,048
Deferred tax assets	3,732	12,968
Other current assets	10,796	4,435

Total current assets	227,128	251,272

Long-term assets:
Property and equipment, net	7,361	4,221
Long-term investments	30,102	5,000
Restricted cash	584	959
Intangible assets, net	11,247	8,842
Goodwill	37,529	17,276
Other long-term assets	12,955	3,386

Total long-term assets	99,778	39,684

Total assets	$326,906	$290,956

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable and accrued expenses	$15,686	$14,999
Notes payable and bank loans, current portion	555	891
Deferred revenue, current portion	49,368	55,372

Total current liabilities	65,609	71,262

Convertible senior notes	86,451	81,737
Notes payable and bank loans	414	461
Deferred revenue	11,781	1,764
Deferred tax liabilities	—	1,433
Other long-term liabilities	1,416	1,056

Total liabilities	165,671	157,713

Stockholders’ equity:

Common stock, par value $0.01 per share; 100,000,000 shares authorized at December 31, 2012 and December 31, 2011; 27,913,471 and 27,106,393 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	279	271
Additional paid-in capital	208,073	191,714
Accumulated other comprehensive loss	(3,008)	(2,557)
Accumulated deficit	(44,109)	(56,185)

Total stockholders’ equity	161,235	133,243

Total liabilities and stockholders’ equity	$326,906	$290,956

BroadSoft, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(In thousands, except per share data)
Revenue:
License software	$24,430	$25,482	$89,750	$77,289
Subscription and maintenance support	16,707	12,517	58,249	42,462
Professional services and other	4,672	2,552	16,843	18,313

Total revenue	45,809	40,551	164,842	138,064

Cost of revenue:
License software	1,739	1,800	8,643	6,077
Subscription and maintenance support	4,319	2,829	14,831	10,419
Professional services and other	2,310	2,205	9,012	8,478

Total cost of revenue	8,368	6,834	32,486	24,974

Gross profit	37,441	33,717	132,356	113,090

Operating expenses:
Sales and marketing	13,835	12,234	47,911	38,376
Research and development	9,695	7,611	36,178	27,744
General and administrative	5,468	5,383	22,863	19,534

Total operating expenses	28,998	25,228	106,952	85,654

Income from operations	8,443	8,489	25,404	27,436

Other expense, net:	1,661	1,600	6,470	3,314

Income before income taxes	6,782	6,889	18,934	24,122
Provision for (benefit from) income taxes	1,903	1,422	6,858	(8,175)

Net income	$4,879	$5,467	$12,076	$32,297

Net income per common share available to BroadSoft, Inc. common stockholders:
Basic	$0.18	$0.20	$0.44	$1.21
Diluted	$0.17	$0.19	$0.43	$1.15

Weighted average common shares outstanding:
Basic	27,861	27,065	27,581	26,603
Diluted	28,515	28,142	28,353	27,987

Stock-based compensation expense included above:
Cost of revenue	$555	$352	$1,831	$916
Sales and marketing	1,764	769	5,609	1,984
Research and development	1,558	638	4,498	1,901
General and administrative	847	549	3,084	2,400

BroadSoft, Inc.

Summary of Consolidated Cash Flow Activity

(Unaudited)

	Year ended December 31,
	2012	2011	2010
	(in thousands)

Net cash provided by operating activities	30,598	28,575	19,386
Net cash used in investing activities	(34,153)	(99,136)	(24,274)
Net cash (used in) provided by financing activities	(121)	117,431	29,203

Billings

(Unaudited)

	Year ended December 31,
	2012	2011	2010

Beginning of period deferred revenue balance	$57,136	$59,264	$40,047
End of period deferred revenue balance	61,149	57,136	59,264

Increase (decrease) in deferred revenue	4,013	(2,128)	19,217

Revenue	164,842	138,064	95,623

Revenue plus net change in deferred revenue	168,855	135,936	114,840

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2012	2011	2012	2012	2011
	(In thousands)

Non-GAAP cost of revenue:
GAAP license cost of revenue	$1,739	$1,800	$2,030	$8,643	$6,077

Less:
Stock-based compensation expense	124	128	113	553	331
Amortization of acquired intangibles	244	233	214	938	704

Non-GAAP license cost of revenue	$1,371	$1,439	$1,703	$7,152	$5,042

GAAP subscription and maintenance support cost of revenue	$4,319	$2,829	$3,667	$14,831	$10,419

Less:
Stock-based compensation expense	316	133	170	839	334
Amortization of acquired intangibles	570	336	516	1,722	591

Non-GAAP subscription and maintenance support cost of revenue	$3,433	$2,360	$2,981	$12,270	$9,494

GAAP professional services and other cost of revenue	$2,310	$2,205	$2,028	$9,012	$8,478

Less:
Stock-based compensation expense	115	91	102	439	251

Non-GAAP professional services and other cost of revenue	$2,195	$2,114	$1,926	$8,573	$8,227

Non-GAAP gross profit:
GAAP gross profit	$37,441	$33,717	$32,449	$132,356	$113,090
(percent of total revenue)	82%	83%	81%	80%	82%
Plus:
Stock-based compensation expense	555	352	385	1,831	916
Amortization of acquired intangible assets	814	569	730	2,660	1,295

Non-GAAP gross profit	$38,810	$34,638	$33,564	$136,847	$115,301

(percent of total revenue)	85%	85%	84%	83%	84%

GAAP license gross profit	$22,691	$23,682	$19,524	$81,107	$71,212
(percent of related revenue)	93%	93%	91%	90%	92%
Plus:
Stock-based compensation expense	124	128	113	553	331
Amortization of acquired intangible assets	244	233	214	938	704

Non-GAAP license gross profit	$23,059	$24,043	$19,851	$82,598	$72,247

(percent of related revenue)	94%	94%	92%	92%	93%

GAAP subscription and maintenance support gross profit	$12,388	$9,688	$11,708	$43,418	$32,043
(percent of related revenue)	74%	77%	76%	75%	75%
Plus:
Stock-based compensation expense	316	133	170	839	334
Amortization of acquired intangible assets	570	336	516	1,722	591

Non-GAAP subscription and maintenance support gross profit	$13,274	$10,157	$12,394	$45,979	$32,968

(percent of related revenue)	79%	81%	81%	79%	78%

GAAP professional services and other gross profit	$2,362	$347	$1,217	$7,831	$9,835
(percent of related revenue)	51%	14%	38%	46%	54%
Plus:
Stock-based compensation expense	115	91	102	439	251

Non-GAAP professional services and other gross profit	$2,477	$438	$1,319	$8,270	$10,086

(percent of related revenue)	53%	17%	41%	49%	55%

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2012	2011	2012	2012	2011
	(In thousands)

Non-GAAP income from operations:
GAAP income from operations	$8,443	$8,489	$6,476	$25,404	$27,436
(percent of total revenue)	18%	21%	16%	15%	20%
Plus:
Stock-based compensation expense	4,724	2,308	3,326	15,022	7,201
Amortization of acquired intangible assets	814	569	730	2,660	1,295

Non-GAAP income from operations	$13,981	$11,366	$10,532	$43,086	$35,932

(percent of total revenue)	31%	28%	26%	26%	26%

GAAP operating expense	$28,998	$25,228	$25,973	$106,952	$85,654

Less:
Stock-based compensation expense	4,169	1,956	2,941	13,191	6,285

Non-GAAP operating expense	$24,829	$23,272	$23,032	$93,761	$79,369

(as percent of total revenue)	54%	57%	57%	57%	57%

GAAP sales and marketing expense	$13,835	$12,234	$11,396	$47,911	$38,376

Less:
Stock-based compensation expense	1,764	769	1,317	5,609	1,984

Non-GAAP sales and marketing expense	$12,071	$11,465	$10,079	$42,302	$36,392

(as percent of total revenue)	26%	28%	25%	26%	26%

GAAP research and development expense	$9,695	$7,611	$8,876	$36,178	$27,744

Less:
Stock-based compensation expense	1,558	638	1,040	4,498	1,901

Non-GAAP research and development expense	$8,137	$6,973	$7,836	$31,680	$25,843

(as percent of total revenue)	18%	17%	20%	19%	19%

GAAP general and administrative expense	$5,468	$5,383	$5,701	$22,863	$19,534

Less:
Stock-based compensation expense	847	549	584	3,084	2,400

Non-GAAP general and administrative expense	$4,621	$4,834	$5,117	$19,779	$17,134

(as percent of total revenue)	10%	12%	13%	12%	12%

BroadSoft, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Years Ended December 31,
	2012	2011	2012	2012	2011
	(In thousands, except per share data)

Non-GAAP net income and income per share:
GAAP net income	$4,879	$5,467	$3,140	$12,076	$32,297

Adjusted for:
Stock-based compensation expense	4,724	2,308	3,326	15,022	7,201
Amortization of acquired intangible assets	814	569	730	2,660	1,295
Non-cash interest expense on our convertible notes	1,319	1,230	1,286	5,120	2,561
Non-cash tax provision (benefit)	1,630	1,202	1,505	6,023	(8,879)

Non-GAAP net income	$13,366	$10,776	$9,987	$40,901	$34,475

GAAP net income per basic common share	$0.18	$0.20	$0.11	$0.44	$1.21

Adjusted for:
Stock-based compensation expense	0.17	0.09	0.12	0.54	0.27
Amortization of acquired intangible assets	0.03	0.02	0.03	0.10	0.05
Non-cash interest expense on our convertible notes	0.04	0.05	0.05	0.18	0.10
Non-cash tax provision (benefit)	0.06	0.04	0.05	0.22	(0.33)

Non-GAAP net income per basic common share	$0.48	$0.40	$0.36	$1.48	$1.30

GAAP net income per diluted common share	$0.17	$0.19	$0.11	$0.43	$1.15

Adjusted for:
Stock-based compensation expense	0.16	0.08	0.12	0.53	0.26
Amortization of acquired intangible assets	0.03	0.02	0.03	0.09	0.05
Non-cash interest expense on our convertible notes	0.05	0.05	0.04	0.18	0.09
Non-cash tax provision (benefit)	0.06	0.04	0.05	0.21	(0.32)

Non-GAAP net income per diluted common share	$0.47	$0.38	$0.35	$1.44	$1.23